UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2011

AMBIENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23723	98-0166007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE, SUITE 11, NEWTON, MASSACHUSETTS, 02459
 (Address of principal executive offices, including Zip Code)

617- 332-0004
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Effective June 27, 2011, Mark Fidler joined Ambient Corporation (“Ambient” or the Company”) as its Principal Financial Officer and Vice President.  Prior to joining Ambient, Mr. Fidler, 40, spent ten years at Evergreen Solar Inc. in positions of increasing responsibility, first as Corporate Controller and most recently as Vice President of Finance & Treasurer.  Prior to his tenure at Evergreen Solar, Mr. Fidler held various senior finance roles at The Boston Consulting Group and Hampshire Chemical, a division of Dow Chemical, and he began his career as an accountant at Coopers & Lybrand.  Mr. Fidler received a B.S. degree in Accounting from Syracuse University and an M.B.A. from Northeastern University’s Graduate School of Business Administration. Mr. Fidler is also a certified public accountant.

Mr. Fidler will receive an annual salary of $250,000, and he received a signing bonus of $12,500.  The Company also granted to Mr. Fidler a stock option to purchase 2,000,000 shares of Ambient common stock under the Company’s 2000 Equity Incentive Plan at an exercise price of $0.075 per share, which options will vest in equal quarterly installments over a three-year period beginning on the first anniversary of the effective date of his employment. Upon satisfactory job performance as determined by Ambient’s Chief Executive Officer, Mr. Fidler will become the Chief Financial Officer on the earlier of September 27, 2011 and the anticipated listing of the Company’s common stock on the NASDAQ Stock Market, at which time, the Company would enter into an employment agreement with Mr. Fidler, pay him an additional $12,500 bonus and grant him an additional stock option to purchase 3,000,000 shares of Ambient common stock subject to approval by the Company’s Compensation Committee.  If, prior to Mr. Fidler’s promotion to Chief Financial Officer, the Company terminates Mr. Fidler without cause or he terminates his employment in connection with a change of control, he will receive a severance payment of six months of his base salary, and the Company will pay his COBRA premiums for six months.

(b)           Effective June 29, 2011, the Board of Directors of the Company elected Francesca E. Scarito to the Board as a Director. Ms. Scarito was also appointed to the Audit Committee of the Board.  Ms. Scarito is President of RS Finance & Consulting, LLC, a boutique investment bank located in Boston, Massachusetts.  Ms. Scarito has been an investment banker for over 20 years and has extensive experience in private capital, equity capital markets and mergers and acquisitions.  Ms. Scarito earned a B.A. from Dartmouth College and an M.B.A. from Harvard Business School.  There are no arrangements or understandings between Ms. Scarito and any other person pursuant to which she was elected to the Board, and there are no relationships between Ms. Scarito and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Ambient compensates independent directors at an annual rate of $15,000. Ms. Scarito will receive a pro rata portion of such compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIENT CORPORATION

Dated: July 1, 2011	By:	/s/ John J. Joyce
John J. Joyce
Chief Executive Officer